Exhibit 10.2

EXECUTION DRAFT

PERSONAL AND CONFIDENTIAL

July 12, 2010

Magellan Midstream Partners, L.P.

One Williams Center

Suite 2800

Tulsa Oklahoma 74172

Re:	Magellan Midstream Partners, L.P.

$300,000,000 364-Day Revolving Credit Facility

Ladies and Gentlemen:

You have advised J.P. Morgan Securities Inc. (“JPM Securities” or sometimes the “Arranger”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Bank of America, N.A. (“BofA”), Morgan Stanley Senior Funding, Inc. (“MSSF”), and Wells Fargo Bank, National Association (“WFB” and together with JPMorgan, BofA and MSSF collectively, the “Lenders” or sometimes “we” or “us”), that Magellan Midstream Partners, L.P., Delaware limited partnership (the “Company”) intends to put in place a new credit facility for the purpose of providing working capital and for other general partnership purposes, including acquisitions. In addition, you have requested that the Arranger agree to structure, arrange and syndicate the facility in an amount of $300,000,000 (the “Facility”), and that JPMorgan serve as Administrative Agent.

JPM Securities is pleased to advise you that it is willing to act as Arranger and bookrunner for the Facility on terms and conditions set forth or referred to in this commitment letter (this “Commitment Letter”). Furthermore, each of JPMorgan, BofA, MSSF and WFB is pleased to advise you of its commitment to severally (but not jointly) provide $75,000,000 of the Facility (individually, a “Commitment”, and collectively, the “Commitments”) upon the terms and subject to the conditions set forth or referred to in this Commitment Letter, in the Summary of Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”) and in the Fee Letter referred to below.

The obligations of the Arranger and the Commitment of each Lender hereunder are several and not joint. Neither the Arranger nor any Lender is responsible for the performance of the obligations of any other Lender, and the failure of the Arranger or any Lender to perform its respective obligations hereunder will not prejudice the rights of either the Arranger or any Lender hereto.

It is agreed that JPMorgan will act as the sole and exclusive Administrative Agent, and that JPM Securities will act as the sole Arranger and bookrunner, for the Facility, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded, and, except as provided in the Fee Letter referred to below, no compensation (other than that expressly contemplated herein and by the Term Sheet) will be paid in connection with the Facility unless you and we shall so agree.

Magellan Midstream Partners, L.P.

Commitment Letter

July 12, 2010

You agree promptly to prepare and provide to the Arranger all information with respect to the Company, its subsidiaries, and any other transactions contemplated hereby and by the Term Sheet and that certain letter dated the date hereof among you, JPM Securities and JPMorgan (the “Fee Letter”), including all financial information, as we may reasonably request in connection with the arrangement of the Facility. You hereby represent, covenant and warrant that (a) all information, taken as a whole (the “Information”), that has been or will be made available to the Arranger and the Lenders by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the projections (the “Projections”) that have been or will be made available to the Arranger and the Lenders by you or any of your representatives have been or will be prepared in good faith based upon assumptions you believe to be reasonable, subject to the uncertainties inherent in all projections. You understand that we may use and rely on the Information without independent verification thereof. You hereby acknowledge and consent that, for the purposes of carrying out their obligations hereunder, the Arranger and the Lenders may share the Information, the Projections and any other information or matters relating to you and your subsidiaries or the transactions contemplated hereby with their affiliates which are involved in the consideration of the Facility and that such affiliates may likewise share information relating to you and your subsidiaries or such transactions with the Arranger and the Lenders.

Neither the Arranger nor any Lender shall in any event be subject to any fiduciary or other implied duties. Additionally, you acknowledge and agree that, neither the Arranger nor any Lender is advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby, and neither the Arranger nor any Lender shall have any responsibility or liability to you with respect thereto. Any review by the Arranger or any Lender of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Arranger or such Lender and shall not be on behalf of the Company.

As consideration for the Lenders’ Commitments hereunder and the Arranger’s agreements to perform the services described herein, on the Closing Date (except as otherwise expressly provided herein and in the Fee Letter), you agree to pay to the Arranger, the Administrative Agent and the Lenders the fees set forth herein, in the Fee Letter and in the Term Sheet, subject to the terms and conditions contained in these documents. In addition, as consideration for the Lenders providing their Commitments to the Facility, contemporaneously with the execution by the Company of this Commitment Letter, the Company shall also pay an upfront fee in the amount of $150,000 to each Lender.

Magellan Midstream Partners, L.P.

Commitment Letter

July 12, 2010

The Commitments of the Lenders hereunder and the agreements of the Arranger to perform the services described herein are subject to (a) in the judgment of the Arranger or any Lender, since December 31, 2009, there not occurring or becoming known to us any change, occurrence or development that could reasonably be expected to be either a material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, (b) our not becoming aware after the date hereof of any information or other matter affecting the Company or its subsidiaries, or the transactions contemplated hereby, which in the reasonable judgment of the Arranger or any Lender, is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior thereto, and (c) the negotiation, execution and delivery on or before August 15, 2010 of definitive documentation with respect to the Facility satisfactory to the Arranger, the Lenders and their counsel and to you and your counsel. The terms and conditions of the Facility are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of the Arranger, the Lenders and the Company.

You agree to indemnify and hold harmless the Arranger the Lenders, their respective affiliates and their respective officers, directors, employees, advisors, and agents (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities (including costs of enforcement) to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Facility, the use of the proceeds thereof, or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing (“Losses”), regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person upon demand for any legal or other expenses and charges invoiced, or billed to, or paid by, such Indemnified Person reasonably incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related expenses to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, gross negligence, bad faith or unlawful acts of such Indemnified Person. YOU AGREE THAT THE INDEMNITY CONTAINED IN THE PRECEDING SENTENCE EXTENDS TO AND IS INTENDED TO COVER LOSSES AND RELATED EXPENSES ARISING OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF AN INDEMNIFIED PERSON. In addition, you agree to reimburse the Arranger, the Lenders and their affiliates on demand for all reasonable and documented out-of-pocket expenses (including due diligence expenses, consultant’s fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) reasonably incurred and invoiced or billed to, or paid by, such person in connection with the Facility and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation).

Magellan Midstream Partners, L.P.

Commitment Letter

July 12, 2010

Notwithstanding any other provision of this Commitment Letter, no Indemnified Person will be responsible or liable to you or any other person or entity for damages arising from the use by others of any information or other materials through internet, electronic, telecommunications or other information transmission systems.

This Commitment Letter (a) shall not be assigned by any party hereto without the prior written consent of each other party hereto, each acting in its sole discretion (and any purported assignment without such consent shall be null and void), and (b) except as otherwise expressly provided herein, is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. Any and all obligations of, and services to be provided by us to you hereunder may be performed, and any and all rights hereunder may be exercised, by or through our respective affiliates. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, the Arranger and the Lenders. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (together with the Term Sheet) and the Fee Letter are the only agreements that have been entered into among us with respect to the Facility and set forth the entire understanding of the parties with respect thereto.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to you and your general partner and its officers, directors, employees agents and advisors who are directly involved in the consideration of this matter or (b) as may be required by subpoena or compelled in a judicial or administrative proceeding or as otherwise required by law in the opinion of counsel (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall cease to apply (except in respect of (i) the Fee Letter and its terms and substance and (ii) the fees set forth in the seventh grammatical paragraph hereof) after this Commitment Letter has been accepted by you.

You acknowledge that the Arranger and the Lenders and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither the Arranger nor the Lenders will use confidential information obtained from you by virtue of the transactions contemplated by this letter or their other relationships with you in connection with the performance by the Arranger or the Lenders of services for other companies, and neither the Arranger nor the Lenders will furnish any such information to other companies. You also acknowledge that neither the Arranger nor the Lenders have any obligation to use in connection with the transactions contemplated by this letter, or to furnish to you, confidential information obtained from other companies.

Magellan Midstream Partners, L.P.

Commitment Letter

July 12, 2010

The Arranger agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its affiliates and to its and its affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and only use such Information in connection with the Transaction), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under the Facility or any action or proceeding relating to this Commitment Letter or the Facility or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of, or any prospective assignee of, any of its rights or obligations under this Commitment Letter for use in connection with the Transaction, (vii) with your consent or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Arranger, the Lender or any of their respective affiliates on a nonconfidential basis from a source other than you. For purposes of this paragraph, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Arranger, any Lender or any of their respective affiliates on a nonconfidential basis prior to your disclosure. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

The reimbursement and indemnification provisions and your confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter, provided, that your obligations under this Commitment Letter shall automatically terminate and be superseded by the provisions of the definitive documentation relating to the Facility upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time. Our confidentiality obligations shall automatically terminate and be superseded by the provisions of the definitive documentation relating to the Facility, provided, that, if no such Facility documentation is entered into, our obligations shall survive the termination of this Commitment Letter for a period of one year from the date of this Commitment Letter.

We hereby notify the Company that, pursuant to the requirements of the USA PATRIOT ACT, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), each Lender (including us) is required to obtain, verify and record information that identifies the Company, which information includes the name, address, tax identification number and other information regarding said parties that will allow the Arranger and each Lender to identify the Company in accordance with the Patriot Act and determine that the Company is an acceptable borrower. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Arranger and each Lender.

Magellan Midstream Partners, L.P.

Commitment Letter

July 12, 2010

This Commitment Letter shall be construed in accordance with, and this Commitment Letter and all matters arising out of or relating in any way whatsoever to it (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby in any such New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail addressed to you at your address above and, in the case of the Arranger or any Lender, at its address provided to you shall be effective service of process against such party for any suit, action or proceeding brought in any such court. The Company hereby agrees to commence any such action, suit, proceeding or claim either in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County located in the Borough of Manhattan. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree that: (a) (i) the arranging and other services described herein regarding the Facility are arm’s-length commercial transactions between you and your affiliates, on the one hand, and the Arranger and the Lenders on the other hand, (ii) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, and (iii) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transaction contemplated hereby; (b) (i) the Arranger and the Lenders each have been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity and (ii) none of the Joint Arranger or the Lenders has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (c) the Arranger and the Lenders and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, the Arranger and the Lenders have no obligation to disclose any of such interests to you or your affiliates. To the fullest extent permitted by law, you hereby waive and release any claims that you may have against the Arranger and Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

Magellan Midstream Partners, L.P.

Commitment Letter

July 12, 2010

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to the parties hereto and thereto executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., Houston, Texas time, on July 6, 2010. The Commitments of the Lenders and the agreements of the Arranger herein will expire at such time in the event JPM Securities has not received such executed counterparts in accordance with the immediately preceding sentence.

The Arranger and the Lenders are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

JPMORGAN CHASE BANK, N. A.

By:	/s/ Kenneth J. Fatur
Name:	Kenneth J. Fatur
Title:	Managing Director

JPMORGAN SECURITIES INC

By:	/s/ Kenneth J. Fatur
Name:	Kenneth J. Fatur
Title:	Managing Director

BANK OF AMERICA, N.A.

By:	/s/ W. W. Stevenson
Name:	William W. Stevenson
Title:	Vice President

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Dawn D. Clark
Name:	Dawn D. Clark
Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Paul V. Farrell
Name:	Paul V. Farrell
Title:	Director

ACCEPTED and agreed to as of the date first above written by:

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC,
its General Partner

	By:	/s/ John D. Chandler
	Name:	John D. Chandler
	Title:	Chief Financial Officer & Treasurer